Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2009, accompanying the consolidated financial statements included in the Annual Report of American Dairy, Inc. and Subsidiaries on Form 10-K for the years ended December 31, 2008 and December 31, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Dairy, Inc. on Form S-8 (File No. 33-123932), effective April 7, 2005.

/s/ GRANT THORNTON

Hong Kong
April 14, 2009